As filed with the Securities and Exchange Commission on October 7, 2015

Registration No. 333-196830

Registration No. 333-173947

Registration No. 333-166731

Registration No. 333-157779

Registration No. 333-150698

Registration No. 333-147933

Registration No. 333-127665

Registration No. 333-127659

Registration No. 333-115574

Registration No. 333-115573

Registration No. 333-74050

Registration No. 333-37626

Registration No. 333-37624

Registration No. 333-91985

Registration No. 333-89631

Registration No. 333-60731

Registration No. 333-58801

Registration No. 333-12551

Registration No. 333-05705

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-196830

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-173947

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-166731

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-157779

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-150698

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-147933

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-127665

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-127659

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-115574

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-115573

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-74050

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-37626

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-37624

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-91985

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-89631

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-60731

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-58801

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-12551

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT NO. 333-05705

UNDER
THE SECURITIES ACT OF 1933

HOME PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	16-1455126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

850 Clinton Square Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (585) 546-4900

Home Properties, Inc. 2011 Stock Benefit Plan

Home Properties, Inc. Director Deferred Compensation Plan

Home Properties, Inc. Deferred Bonus Plan

Home Properties, Inc. 2008 Stock Benefit Plan

Home Properties Retirement Savings Plan

Home Properties, Inc. Second Amended and Restated Director Deferred Compensation Plan

Home Properties, Inc. Amended and Restated 2003 Stock Benefit Plan

Home Properties, Inc. 2003 Stock Benefit Plan

Home Properties of New York, Inc. 2000 Stock Benefit Plan

Home Properties of New York, Inc. Directors Deferred Compensation Plan

Home Properties of New York, Inc. Deferred Bonus Plan

Home Properties of New York, Inc. Amended and Restated Stock Benefit Plan

Home Properties of New York, Inc. Director, Officer and Employee Stock Purchase and Loan Plan

Home Properties of New York, Inc. Directors Stock Grant Plan

Home Properties of New York, Inc. 1994 Stock Benefit Plan, As Amended

(Full Titles of the Plans)

Ann M. McCormick

Executive Vice President, Secretary, and General Counsel

Home Properties, Inc.

850 Clinton Square

Rochester, New York 14604

(585) 546-4900

(585) 232-3147

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Deborah McLean, Esq.

Nixon Peabody

1300 Clinton Square

Rochester, New York 14604

(585) 263-1307

dmclean@nixonpeabody.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of Home Properties, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-196830, registering 4,118,384 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company under the Home Properties, Inc. 2011 Stock Benefit Plan;

•                  Registration Statement No. 333-173947, registering 3,507,196 shares of Common Stock, of the Company under the Home Properties, Inc. 2011 Stock Benefit Plan;

•                  Registration Statement No. 333-166731, registering 50,000 shares of Common Stock of the Company under the Home Properties, Inc. Director Deferred Compensation Plan;

•                  Registration Statement No. 333-157779, registering 50,000 shares of Common Stock of the Company under the Home Properties, Inc. Deferred Bonus Plan;

•                  Registration Statement No. 333-150698, registering 2,450,000 shares of Common Stock of the Company under the Home Properties, Inc. 2008 Stock Benefit Plan;

•                  Registration Statement No. 333-147933, registering 50,000 shares of Common Stock of the Company under the Home Properties Retirement Savings Plan;

•                  Registration Statement No. 333-127665, registering 50,000 shares of Common Stock of the Company under the Home Properties, Inc. Second Amended and Restated Director Deferred Compensation Plan;

•                  Registration Statement No. 333-127659, registering 1,409,475 shares of Common Stock of the Company under the Home Properties, Inc. Amended and Restated 2003 Stock Benefit Plan;

•                  Registration Statement No. 333-115574, registering 1,450,000 shares of Common Stock of the Company under the Home Properties, Inc. 2003 Stock Benefit Plan;

•                  Registration Statement No. 333-115573, registering 50,000 shares of Common Stock of the Company under the Home Properties Retirement Savings Plan;

•                  Registration Statement No. 333-74050, registering 50,000 shares of Common Stock of the Company under the Home Properties Retirement Savings Plan;

•                  Registration Statement No. 333-37626, registering 2,200,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. 2000 Stock Benefit Plan;

•                  Registration No. 333-37624, registering 50,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. Directors Deferred Compensation Plan;

•                  Registration No. 333-91985, registering 100,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. Deferred Bonus Plan;

•                  Registration No. 333-89631, registering 650,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. Amended and Restated Stock Benefit Plan;

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•                  Registration Statement No. 333-60731, registering 500,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. Director, Officer and Employee Stock Purchase and Loan Plan;

•                  Registration Statement No. 333-58801, registering 25,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. Directors Stock Grant Plan;

•                  Registration Statement No. 333-12551, registering 50,000 shares of Common Stock of the Company under the Home Properties Retirement Savings Plan; and

•                  Registration Statement No. 333-05705, registering 1,000,000 shares of Common Stock of the Company under the Home Properties of New York, Inc. 1994 Stock Benefit Plan, As Amended.

On October 7, 2015, the Company completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2015, among the Company, Home Properties, L.P., LSREF4 Lighthouse Acquisitions, LLC (“Parent”), LSREF4 Lighthouse Corporate Acquisitions, LLC (“MergerSub”), a wholly-owned subsidiary of Parent, LSREF4 Lighthouse Operating Acquisitions, LLC, a wholly-owned subsidiary of MergerSub, and UDR, Inc.  Pursuant to the Merger Agreement, the Company merged with and into MergerSub (the “Merger”), with MergerSub surviving the Merger as a wholly-owned subsidiary of Parent.  At the effective time of the Merger, each outstanding share of the Company’s Common Stock (other than shares owned by any subsidiary of the Company, Parent, or any subsidiary of Parent which were cancelled) was converted into the right to receive an amount in cash per share equal to $75.23, without interest and less any applicable withholding tax.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 7th day of October, 2015.

LSREF4 LIGHTHOUSE CORPORATE ACQUISITIONS, LLC (as successor by merger to Home Properties, Inc.)

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	President

Note:  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

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